Exhibit 32.1

CERTIFICATION BY [EQUIVALENT OF] CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of EntreMed, Inc. (the “Company”) on Form 10-Q as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil J. Campbell, as President of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

     A signed original of this written statement required by Section 906 has been provided to EntreMed, Inc. and will be retained by EntreMed, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

     This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of the Company (or equivalent) with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

/s/ Neil J. Campbell
August 12, 2003	Neil J. Campbell
President and COO